EXHIBIT 23.3


                       LETTERHEAD OF PENNIE & EDMONDS LLP


                                  July 30, 2002


Mr. Joseph J. Day, Jr.
Senior Vice President
Planning and Business Development
Celgene Corporation
7 Powder Horn Drive
Warren, NJ 07059

Re:      S-3 Registration Statement

Dear Mr. Day:

         We consent to the following reference to our firm under the heading "Experts" in the prospectus:

         The statements in this prospectus that relate to U.S. patent rights licensed from The Rockefeller University and Children's Medical Center Corporation under the caption "Risk Factors--We may not be able to protect our intellectual property" have been reviewed and approved by Pennie & Edmonds LLP as our special patent counsel for these matters, and are included herein in reliance upon their review and approval as experts in U.S. Patent Law.


                                       Very truly yours,

                                           Pennie & Edmonds LLP
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                                       By: /s/ Anthony M. Insogna
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